EXHIBIT 11.1
- - ------------

                       TERRA NOVA (BERMUDA) HOLDINGS LTD.
                                AND SUBSIDIARIES

                COMPUTATION OF PRIMARY EARNINGS PER COMMON SHARE

                          AND COMMON SHARE EQUIVALENTS

                                                          Three Months            Three Months
                                                         Ended March 31,         Ended March 31,
                                                              1996                    1995
                                                         ---------------         ---------------
Earnings per common share and common share equivalents
- - - Primary
   Weighted average common shares outstanding               15,519,742              11,610,232
   Weighted average common shares outstanding
      (under as if converted method)                                 -                       -
   Average stock options and warrants outstanding
      (net of repurchased shares under the treasury
      stock method)                                          2,174,891               4,039,983
   Other dilutive securities assumed to be outstanding
      under regulatory rules (net of repurchased shares
      under the treasury stock method)                               -                       -
                                                           -----------             ------------
   Weighted average common shares and common
      share equivalents outstanding                         17,694,633              15,650,215
                                                           ===========             ===========
   Net income                                              $15,622,598             $12,473,000
                                                           ===========             ===========
   Primary earnings per common share
      and common share equivalent                                 0.88                    0.80
                                                           ===========             ===========

                                                                    EXHIBIT 11.1
                                                                    ------------


                       TERRA NOVA (BERMUDA) HOLDINGS LTD.
                                AND SUBSIDIARIES

            COMPUTATION OF  FULLY DILUTED EARNINGS PER COMMON SHARE

                          AND COMMON SHARE EQUIVALENTS

                                                        Three Months            Three Months
                                                       Ended March 31,         Ended March 31,
                                                            1996                    1995
                                                       ---------------         ---------------
Earnings per common share and common share equivalents
- - - Fully Diluted
   Weighted average common shares outstanding            15,519,742              11,610,232
   Weighted average preferred shares outstanding
      (under as of converted method)                      1,148,916               1,148,916
   Average stock options and warrants outstanding
      (net of repurchased shares under the treasury
      stock method)                                       2,174,891               4,039,983
   Other dilutive securities assumed to be outstanding
      under regulatory rules (net of repuchased shares
      under the treasury stock method)                           -                        -

                                                       -----------              -----------
   Weighted average common shares and common
      share equivalents outstanding                     18,843,549               16,799,131
                                                       ===========              ===========
   Net income                                          $16,068,598              $12,947,000
                                                       ===========              ===========
   Fully diluted earnings per common share
      and common share equivalent                             0.85                     0.77
                                                       ===========              ===========


                                      18